EXHIBIT 5.1

Baker & McKenzie LLP 660 Hansen Way Palo Alto, CA 94304-0309, USA Tel: +1 650 856 2400 Fax: +1 650 856 9299 www.bakermckenzie.com VIA FEDERAL EXPRESS

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe

Advogados

September 9, 2016
Red Hat, Inc. 100 East Davie Street Raleigh, North Carolina 27601

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Red Hat, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the offering by the Company of up to 5,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “ESPP Shares”) pursuant to the Red Hat, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”).

We have reviewed the ESPP, the Registration Statement and the related prospectuses, and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming no change in the applicable law or facts, we are of the opinion that the ESPP Shares have been duly and validly authorized, and when issued in accordance with the terms of the ESPP, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein based on the facts as of the date hereof, including that no events or circumstances have occurred that would change the number of shares of the Company’s common stock issuable upon exercise or conversion of outstanding options, warrants and convertible securities. No opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.